Loan Agreement

Between

Igor Salindrija

(as Lender)

and

Meridian Gaming Limited

(as Borrower)

THIS LOAN AGREEMENT is made and entered into this day the 1st April 2024 by and between:

Igor Salindrija, holder of passport number 326978523, issued by the Republic of Croatia, residential address in Rua Maria 51, R/C Esq. Arroios, 1170-210 Lisboa, Portugal (the "**Lender**"); and

Meridian Gaming Limited, a company incorporated under the laws of Malta under company registration number C41334, having its registered address at Lyons Range 20, Office No 3, Bisazza Street, Sliemaby its authorized director Stefan Pavlovic as duly authorized by board resolution, a copy of which is attached to this Agreement (the "**Borrower**").

It is agreed as follows:

1. DEFINITIONS AND INTERPRETATION

1.1. Definitions

In this Agreement:

Act means the Companies Act, Cap.386 of the laws of Malta.

Affiliate means, in relation to any person, a subsidiary of that person or a parent Company of that person or any other subsidiary of that parent company.

Agreement means this loan agreement.

Authorisation means an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation or registration.

Business Day means a day (other than a Saturday or Sunday) on which banks are open for general business in Malta and London.

Civil Code means Cap.16 of the laws of Malta.

Default means a Borrower's default or breach of its obligations under this Agreement.

Event of Default means any event or circumstance specified as such in Clause 23 (Events of Default).

Expiry Date means the date that expires twenty four (24) calendar months from the date of this Agreement.

Interest Rate means an interest rate of seven (7%) per cent per annum.

Interest Period means, in relation to the Loan, each period ending on the last day of each successive calendar month, until date of full settlement of the Loan.

Loan means the sum of two million euros (€2,000,000) granted to the Borrower by title of lending under the Civil Code, as regulated by this Agreement or any balance of the Loan as may be outstanding from time to time

Material Adverse Effect means a material adverse effect on the business, assets, operation, prospects or condition (financial or otherwise) of the Borrower or the Group; the ability of the Borrower to perform its obligations under any Finance Document; or the validity or enforceability of any Finance Document.

Party means a party to this Agreement.

Tax means any tax, levy, impost, stamp duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).

Unpaid Sum means any sum due and payable but unpaid by the Borrower.

1.2. Construction

Unless a contrary indication appears, any reference in this Agreement to:

(i) the Lender, the Borrower or any Party shall be construed so as to include its successors in title, permitted assigns and permitted transferees;
(ii) assets include present and future properties, revenues and rights of every description;
(iii) indebtedness includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;
(iv) a regulation includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;
(v) a provision of law is a reference to that provision as amended or re-enacted; and
(vi) a time of day is a reference to Malta time.

A Default (other than an Event of Default) is continuing if it has not been remedied or waived and an Event of Default is continuing if it has not been waived.

2. THE LOAN

Subject to the terms of this Agreement the Lender agrees to grant and make available to the Borrower an interest-bearing private loan in the sum of two million euro (€2,000,000) for the purpose set out in Clause 3.

3. PURPOSE

The proceeds of the Loan shall be applied in or towards funding the business operations, capital investments and transactions involving acquisitions of the Borrower and for no other purpose.

4. UTILISATION

i. The Borrower may request the drawdown of the Loan by sending the Lender a written notice of drawdown, designating the Borrower's full banking co-ordinates for the remittance of the Loan to the Borrower's account.

ii. The Lender shall, upon receipt of the Borrower's written notice of drawdown, remit the Loan amount to the Borrower's account designated in the same notice by not later than seven days from receipt thereof.

iii. The Lender shall not be responsible for any delays in the remittance of the Loan to the Borrower which are attributable to any banking due diligence procedures or processes.

5. REPAYMENT OF THE LOAN

Subject to Clause 6.1, the Borrower shall repay the Loan, together with any outstanding accrued Interest, in full to the Lender at the earliest of:

(a) Immediately upon an Event of Default; **or**

(b) By not later than ninety (90) running days from the date of Lender's written demand for repayment; or

(c) Expiry Date.

6. PREPAYMENT AND CANCELLATION

6.1. Illegality

If it becomes unlawful in any applicable jurisdiction for the Lender to perform any of its obligations as contemplated by this Agreement, the Borrower shall repay the respective Loan on the last day of the Interest Period after the Lender has notified the Borrower.

6.2. Voluntary Prepayment of the Loan

The Borrower may not prepay the Loan prior to Expiry Date except with the written consent of the Lender.

7. INTEREST

7.1. Calculation of Interest

Interest shall accrue on the Loan at the Interest Rate.

7.2. Payment of Interest

The Borrower shall pay to the Lender accrued interest on the Loan balance in the amount of eleven thousand six hundred and sixty six euros (11,666EUR) on the last day of each successive Interest Period or on the last day of such other quarterly or semi-annual intervals as the Parties may agree to in writing from time to time in an annex to this Agreement.

7.3. Default Interest

If the Borrower fails to pay any amount payable by it under this Agreement on its due date, default interest shall accrue on the daily balance of the Unpaid Sum from the due date up to the date of actual payment (both before and after judgment) at the rate of one per cent per annum (1% p.a.) above the Interest Rate charged on the Loan. Default interest, if applicable, shall be calculated for the full period of default up to the end of each Interest Period and become due and payable together with the interest on the Loan on the last day of the Interest Period.

8. STAMP DUTY AND TAXES

The Borrower shall pay the Lender, within fifteen (15) Business Days of Lender's demand, any costs, losses or liability the Lender incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of the Loan, if any.

9. INDEMNITIES

The Borrower shall, within fifteen (15) Business Days of the Lender's demand, indemnify the Lender against any cost, loss or liability incurred by the Lender as a result of:

(a) A Default; or

(b) the occurrence of any Event of Default; or

(c) a failure by the Borrower to repay the Loan, Interest or Default Interest on their respective due date.

10. COSTS AND EXPENSES

The Borrower shall, within fifteen (15) Business Days of demand, pay to the Lender the amount of all costs and expenses (including legal fees) incurred by the Lender in connection with the enforcement of, or the preservation of any rights under this Agreement.

11. REPRESENTATIONS AND WARRANTIES

The Borrower makes the representations and warranties set out in this Clause 11 to the Lender. The Lender relies on the said representations and warranties for entering into this Agreement.

i. Status

It is a company duly registered and validly existing under the laws of Malta and it is not operating under any agreement limiting its constitutional or statutory powers or constraints to its statutory or other legal authority in Malta, save as may be disclosed to the Lender in writing.

It has the power and authority to own its assets and carry on its business as it is being conducted.

ii. Binding obligations

The obligations expressed to be assumed by it in this Agreement are legal, valid, binding and enforceable obligations.

iii. Non-conflict with other obligations

The entry into and performance by it of, and the transactions contemplated by this Agreement do not and will not conflict with:

a. any law or regulation applicable to it;
b. its constitutional documents; or
c. any agreement or instrument binding upon it or its assets.

iv. Power and authority

It has the power to enter into and perform and has taken all necessary corporate, shareholder and other action to authorise its entry into and performance of this Agreement. No limitation on the power to borrow shall be exceeded as a result of this Agreement.

v. Deduction of Tax

It is not required under the law of its jurisdiction of registration to make any deduction for or on account of Tax from any payment it may make under this Agreement.

vi. No filing or stamp taxes

Under the laws of Malta it is not necessary that any stamp, registration or similar tax be paid on or in relation to this Agreement,

vii. No default

No Default or Event of Default is continuing or might reasonably be expected to result from the drawdown of the Loan.

viii. Insolvency

It has not taken any action nor (to the best of its knowledge and belief) have any steps been taken or legal proceedings been started or threatened against it for its winding-up, dissoluion or re-organisation, or for the appointment of a liquidator, supervisor, receiver, administrator, administrative receiver, compulsory manager, trustee or other similar officer of it or in respect of any of its assets. It is not insolvent within the meaning of the Act and is able to pay its debts as and when they fall due and shall remain duly solvent by entering into the Agreement.

ix. No Security

No security currently exists over the assets of the Borrower.

12. INFORMATION UNDERTAKINGS

The undertakings in this clause remain in force from the date of this Agreement until any amount due under this Agreement is finally paid.

Financial statements

i. Compliance with laws

The Borrower shall comply in all respects with all laws to which it may be subject, if failure so to comply would materially impair its ability to perform its obligations under this Agreement.

ii. Maintenance of legal validity

The Borrower shall ensure that it does all that is necessary to preserve or maintain in force its existence as a company, in good standing under the laws of Malta.

iii. Loans

The Borrower will not make any loans or grant credit to any person other than normal trade credit in the operational course of the business of the Borrower or otherwise with the consent of the Lender.

iv. Payment of Dividends

The Borrower shall not declare and/or pay any dividends without the prior consent of the Lender in writing if there exists an actual or likely Event of Default

v. Reduction of shareholders' funds

The Borrower will not reduce the shareholders' funds without the prior written consent of the Lender and shall not allow any reduction in share capital or repayment of shareholders' loans.

The Borrower will not reduce the share capital or redeem shares or acquire own shares without the prior written consent of the Lender.

vi. Payment of loans

The Borrower will not repay any shareholders' loans or interest thereon or related party loans without the prior written consent of the Lender.

The Borrower shall ensure that all shareholders' loan and related party loans shall, at all times, be subordinate to the claims of the Lender.

vii. Share Transfers

The Borrower shall not allow or recognise any share transfer agreement in itself without the prior written consent of the Lender unless such share transfer agreement relates to a share transfer which does not result, directly or indirectly, in the beneficial ownership of the Borrower and the proportion of holding thereof as at the date of this Agreement being changed in any respect.

viii. Merger

The Borrower shall not (and shall procure that none of its Subsidiaries shall) enter into any amalgamation, de-merger, merger or corporate reconstruction without the prior written consent of the Lender which consent shall not be unreasonably withheld.

Apart from the above provision, the Lender is aware and by signing this contract agrees to the fact that the Borrower will soon invest in the acquisition process with Golden Matrix Group, while in case of any other status changes of the borrower, point 1 of this article shall apply.

ix. Change of business

The Borrower shall procure that no substantial change is made to the general nature of the business of the Borrower or of any Group Company from that carried on at the date of this Agreement.

13. EVENTS OF DEFAULT

Each of the events or circumstances set out in this Clause 15 is an Event of Default.

i. **Non-payment**

The Borrower does not pay on the due date any amount payable pursuant to this Agreement in the currency in which it is expressed to be payable.

ii. Other obligations

The Borrower does not comply with any provision of this Agreement or is in breach of any of its obligations, representation and warranties under this Agreement.

iii. **Insolvency**

The Borrower is unable to pay its debts within the meaning of Article 214(5) of the Act or admits inability to pay its debts as they fall due, suspends making payments on any of its debts or, by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors with a view to rescheduling any of its indebtedness, if the rescheduling is not related to the operational course of the business of the Borrower.

The value of the assets of the Borrower is less than its liabilities (taking into account contingent and prospective liabilities).

Except as otherwise provided in this Agreement, a moratorium is declared in respect of any indebtedness of the Borrower.

iv. **Licences and Authorisations**

The revocation, termination, surrender or material change likely to have a negative impact

on the Borrower and its financial condition, to any licences, concessions or other necessary permits and authorisations required for the purpose of developing, maintaining and operating the Borrower's business.

v. **Insolvency proceedings**

Any corporate action, legal proceedings or other procedure or step is taken in relation to:

(a) the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of the Borrower

(b) a composition, compromise, assignment, or arrangement with any creditor of the Borrower;

(c) the appointment of a liquidator, receiver, administrator, administrative receiver, compulsory manager, trustee in bankruptcy or other similar officer in respect of the Borrower or any of its assets;

(d) or

(e) any analogous procedure or step is taken in any jurisdiction including, but not limited to, any act taken by the competent authorities in Malta against the Borrower.

vi. **Creditors' process**

Any expropriation, attachment, sequestration, distress or execution affects any asset or assets of the Borrower and is not discharged within fifteen (15) Business Days from the date it takes effect.

vii. **Unlawfulness**

It is or becomes unlawful for the Borrower to perform any of its obligations under the Agreement.

viii. **Repudiation**

The Borrower repudiates the Agreement or evidences an intention to repudiate the Agreement.

x. Government intervention

By or under the authority of any government or relevant supervisory institution, either: (a) the management of the Borrower is wholly or partially displaced or the authority of the Borrower in the conduct of its business is wholly or partially curtailed, or (b) all or a majority of the issued shares of the Borrower or the whole of any part of its revenues or assets are seized, nationalised, expropriated or compulsorily acquired.

xi. The Borrower's business

The Borrower changes, suspends or ceases to carry on all or a substantial part of the business or threatens to do so or enters into any unrelated business.

xii. Material adverse change

There occurs, in the opinion of the Lender, an event or series of events which has or could reasonably be expected to have a Material Adverse Effect.

xiii. Change of Control and Acknowledgement of Novation

Any person or group of persons acting in concert gains direct or indirect control of the

Borrower.
For the purposes of this paragraph:

- **control** means control by virtue of the direct or indirect ownership of the majority of voting share capital or the right to appoint the majority of directors or to direct policies by virtue of ownership of share capital, contract or otherwise; and
- **acting in concert** means a group of persons who, pursuant to an agreement or understanding (whether formal or informal), actively co-operate, through the acquisition of shares in the Borrower by any of them, either directly or indirectly, to obtain or consolidate control of the Borrower.

xiv. **Litigation**

Any litigation, arbitration, administrative or other investigation, proceeding or dispute is commenced against the Borrower which is reasonably likely to be adversely determined and if adversely determined is reasonably likely to result in a claim for damages in excess of €100,000 and which may have a Material Adverse Effect.

xiv. Invalidity

guarantee securing the obligations of the Borrower towards the Lender fails or ceases in any respect to have full force and effect.

14. NOTIFICATION OF EVENTS OF DEFAULT

The Borrower shall promptly upon becoming aware thereof inform the Lender of the occurrence of any Event of Default or Default and, upon receipt of a written request to that effect from the Lender, confirm to the Lender that, save as previously notified to the Lender or as notified in such confirmation, no Event of Default or Default has occurred.

14.1. Acceleration

On and at any time after the occurrence of an Event of Default

(a) declare that all or part of the Loan, together with accrued interest, and all other amounts accrued or outstanding under this Agreement be immediately due and payable, whereupon they shall become immediately due and payable; and/or
(b) declare that all or part of the Loan be payable on demand, whereupon they shall immediately become payable on demand by the Lender.

15. NO CHANGES TO THE BORROWER

The Borrower may not assign any of its rights or transfer any of its rights or obligations under this Agreement without the prior written consent of the Lender.

16. NOTICES

16.1. Communications in writing

Any communication to be made under or in connection with this Agreement shall be made in writing and, unless otherwise stated, may be made by email or letter.

16.2. Addresses

The address and email address of each Party for any communication or document to be made or delivered under or in connection with this Agreement is:

(i) in the case of the Borrower, that identified with its name below;

(ii) in the case of the Lender, that identified with its name below; or

(iii) any substitute address, email address as the Borrower or any other Party may notify to the Lender by not less than five (5) Business Days' prior notice.

16.3. Delivery

Any communication or document made or delivered by one person to another under or in connection with this Agreement will only be effective:

(a) if by way of email, if sent to the correct email address of the recipient; or

(b) if by way of letter, when it has been left at the relevant address or five (5) Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address,

Any communication or document to be made or delivered to the Lender will be effective only when actually received by the Lender and then only if it is expressly marked for the attention of the department or officer identified with the Lender's signature below (or any substitute department or officer as the Lender shall specify for this purpose).

17. PARTIAL INVALIDITY

If, at any time, any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

18. REMEDIES AND WAIVERS

No failure to exercise, nor any delay in exercising, on the part of the Lender, any right or remedy under the Finance Documents shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

19. AMENDMENTS AND WAIVERS

Any term of this Agreement may be amended or waived only with the consent of the Lender and the Borrower and any such amendment or waiver will be binding on all Parties.

20. GOVERNING LAW

This Agreement is governed by the laws of Malta.

21. JURISDICTION

The courts of Malta have non-exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute regarding the existence, validity or termination of this Agreement) (a Dispute).

The Parties agree that the courts of Malta are the most appropriate and convenient courts to settle disputes and accordingly no Party will argue to the contrary.

This Clause 21 is for the benefit of the Lender only. As a result, the Lender shall not be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Lender may take concurrent proceedings in any number of jurisdictions.

Signed and executed by:

The Borrower:

Stefan Pavlović

Name: Stefan Pavlovic
Director

The Lender :

By: Igor Salindrija